UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest reported event):  March 8, 2012

NORANDA ALUMINUM HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-34741 (Commission File Number)	20-8908550 (IRS Employer Identification Number)

801 Crescent Centre Drive, Suite 600, Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (615) 771-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01—Other Events

On March 8, 2012, Noranda Aluminum Acquisition Corporation announced that it has accepted for purchase $75 million in aggregate principal amount of its Senior Floating Rate Notes due 2015 (the “Notes”) pursuant to its previously announced modified “Dutch Auction” cash tender offer for up to $75 million aggregate principal amount of Notes (the “Tender Offer).The early tender date for the Tender Offer expired at 5:00 p.m., New York City time, on March 7, 2012, and Notes accepted for payment will receive $985 per $1,000 principal amount tendered, plus accrued interest, as set forth in the press release described below.

A copy of the press release announcing the completion of the Tender Offer is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01—Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press release, dated March 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORANDA ALUMINUM
HOLDING CORPORATION

Date:	March 8, 2012	By:	/s/ Robert B. Mahoney
Robert B. Mahoney
Chief Financial Officer